Exhibit 99.1

MAGUIRE PROPERTIES SHAREHOLDERS ELECT SEVEN DIRECTORS
AT TODAY’S ANNUAL MEETING

Retired Wells Fargo Vice Chair Paul Watson Named Chairman of the Board

LOS ANGELES, July 23, 2009 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today announced that, at its Annual Meeting held today, the Company’s shareholders voted to elect its seven Director-nominees, Christine N. Garvey, Michael J. Gillfillan, Nelson C. Rising, Joseph P. Sullivan, George A. Vandeman, Paul M. Watson, and David L. Weinstein for a one-year term each.  As previously announced, Jonathan M. Brooks and Cyrus S. Hadidi chose not to stand for re-election to the Board.

Nelson Rising, Maguire’s President and Chief Executive Officer, said, “Both Jon and Cyrus have made significant contributions during their time on the Board.  We very much thank them for their dedicated service on behalf of Maguire Properties and wish them continued success.”

The Company also announced that Mr. Watson has been designated as Chairman of the Board, succeeding Mr. Vandeman.  Mr. Vandeman was appointed Chair of the Board’s Nominating & Governance Committee.  In addition, Ms. Garvey has been appointed Chair of the Compensation Committee, and Mr. Gillfillan has been appointed Chair of the Audit Committee.  The Company also announced the establishment of a Finance Committee and appointed Mr. Sullivan as Chair.

Mr. Rising commented, “The Company has benefitted from the active participation and counsel of its outstanding Board and we look forward to further contributions in their varied and new roles.”

Christine N. Garvey has served on the Board since July 2008. Ms. Garvey retired from Deutsche Bank AG in May 2004, where she served as Global Head of Corporate Real Estate Services from May 2001. From December 1999 to April 2001, Ms. Garvey served as Vice President, Worldwide Real Estate and Workplace Resources for Cisco Systems, Inc. During her career, Ms. Garvey also held several positions with Bank of America, including Group Executive Vice President and Head of National Commercial Real Estate Services. Ms. Garvey holds a Bachelor of Arts degree, magna cum laude, from Immaculate Heart College in Los Angeles and a Juris Doctor from Suffolk University Law School. She is currently a member of the board of directors of ProLogis and HCP, Inc. She also served on the board of directors of both UnionBanCal Corporation and Hilton Hotels Corporation until the respective companies were taken private.

Michael J. Gillfillan has served on the Board since May 2009.  Since December 2002, Mr. Gillfillan has been a partner of Meriturn Partners, LLC, a private equity fund that purchases controlling interests in distressed middle market manufacturing and distribution companies.  From March 2000 to January 2002, Mr. Gillfillan was a partner of Neveric, LLC.  Mr. Gillfillan is the retired Vice Chairman and Chief Credit Officer of Wells Fargo Bank, N.A., where he was responsible for all facets of credit risk management, including direct oversight of the loan workout units that had peak problem assets in excess of $7 billion.  During his tenure at Wells Fargo Bank, he also served as Vice Chairman and Group Head of the Commercial & Corporate Banking Group and Executive Vice President, Loan Adjustment Group, where he was responsible for marketing and servicing all bank loans, deposits and capital market products, as well as managing the loan workout function for the bank.  Mr. Gillfillan holds a Bachelor of Arts degree from the University of California, Berkeley and a Master of Business Administration from the University of California, Los Angeles.  He served on the board of directors of UnionBanCal Corporation from January 2003 until the company was taken private.

Nelson C. Rising has served on the Board and as our President and Chief Executive Officer since May 2008. Prior to joining Maguire Properties, Inc., Mr. Rising served as Chairman and Chief Executive Officer of Rising Realty Partners, LLC from January 2006 to May 2008. Mr. Rising served as Chairman and Chief Executive Officer of Catellus Development Corporation (“Catellus”) from 2000 to September 2005, when it was merged with and into a subsidiary of ProLogis, and as President and Chief Executive Officer of Catellus from 1994 to 2000. Prior to joining Catellus, Mr. Rising was, for ten years, a Senior Partner with Maguire Thomas Partners, a predecessor to Maguire Properties, Inc. Mr. Rising practiced law at O’Melveny & Myers, LLP prior to entering the real estate industry. He holds a Bachelor of Arts degree with honors in Economics from the University of California, Los Angeles and a Juris Doctor from the UCLA Law School, where he served as the Managing Editor of the UCLA Law Review. Mr. Rising is a former Chairman of the Board of the Federal Reserve Bank of San Francisco and is Chairman Emeritus of the Real Estate Roundtable and Chairman of the Grand Avenue Committee. Mr. Rising is a member of the Board of Trustees of the California Institute of Technology and the W.M. Keck Foundation.  Mr. Rising is also on the Board and Executive Committee of The Irvine Company and a member of the Board of Trust Company of the West.

Joseph P. Sullivan has served on the Board since May 2009.  Mr. Sullivan is the Chairman of the Board of Advisors of RAND Health, the largest non-profit institution dedicated to emerging health policy issues.  Mr. Sullivan retired from Protocare, Inc. in March 2003, where he served as Chairman and Chief Executive Officer from March 2000.  Mr. Sullivan was Chairman, Chief Executive Officer and President of American Health Properties, Inc. from 1993 until it was acquired by HCP, Inc. in 1999.  Previously, Mr. Sullivan was an investment banker with Goldman, Sachs & Co. for 20 years.  Mr. Sullivan holds a Bachelor of Science degree and a Juris Doctor from the University of Minnesota and a Master of Business Administration from the Harvard Graduate School of Business.  He is currently a member of the board of directors of HCP, Inc., Amylin Pharmaceuticals, Inc., AutoGenomics and Cymetrix, Inc.  Mr. Sullivan previously served as a director of Covenant Care, Inc. from 2000 until March 2006.

George A. Vandeman has served on the Board since October 2007 and as Chairman of the Board since October 2008. Mr. Vandeman has been the principal of Vandeman & Co., a private investment firm, since he retired from Amgen, Inc. in July 2000. From 1995 to 2000, Mr. Vandeman was Senior Vice President and General Counsel of Amgen and a member of its Operating Committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the Mergers and Acquisitions Practice Group at the international law firm of Latham & Watkins LLP, where he worked for nearly three decades. Mr. Vandeman holds a Bachelor of Arts degree and a Juris Doctor from the University of Southern California. Mr. Vandeman is a member and past Chair of the Board of Councilors at the University of Southern California Law School.

Paul M. Watson has served on the Board since July 2008. Mr. Watson is the retired Vice Chairman of Wells Fargo Bank N.A., where he was responsible for wholesale and commercial banking, and headed Wells Fargo’s nationwide commercial, corporate and treasury management businesses. Prior to his 45-year tenure at Wells Fargo, Mr. Watson served as 1st Lieutenant in the United States Army. Mr. Watson holds a Bachelor of Arts degree from the University of San Francisco and a certificate from the Graduate School of Credit and Financial Management at Stanford University. Mr. Watson is the Chairman of the Finance Council of The Roman Catholic Archdiocese of Los Angeles.

David L. Weinstein has served on the Board since August 2008. Mr. Weinstein is currently a partner at Belvedere Capital, a real estate investment firm based in New York. From April 2007 until December 2008, Mr. Weinstein was a Managing Director of Westbridge Investment Group/Westmont Hospitality Group, a real estate investment fund focused on hospitality. From 1996 until January 2007, Mr. Weinstein worked at Goldman, Sachs & Co. in New York, first in the real estate investment banking group (focusing on mergers, asset sales and corporate finance) and then from 2004 as Vice President, Special Situations Group—Real Estate. Mr. Weinstein holds a Bachelor of Science degree in Economics, magna cum laude, from The Wharton School and a Juris Doctor, cum laude, from the University of Pennsylvania Law School. He is a member of the New York State Bar Association.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2008.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti Senior Vice President, Investor and Public Relations (213) 613-4558